                        EXECUTIVE EMPLOYMENT AGREEMENT

          This EXECUTIVE EMPLOYMENT AGREEMENT is made October 28, 1997, by and among Glenoit Universal, Ltd., a Delaware corporation ("Holdings"), Glenoit
                                                        --------
Corporation, a Delaware corporation (the "Company") and Thomas J. O'Gorman (the
                                          -------
"Executive").
 ---------

          WHEREAS, the Executive has an employment agreement with the Company dated December 14, 1995 (the "Existing Employment Agreement") which replaced a
                              -----------------------------
prior employment agreement dated January 1, 1994 (the "1994 Agreement"); and
                                                       --------------

          WHEREAS, the Executive has an existing Stock Purchase Agreement with Holdings dated March 10, 1997 (the "Stock Purchase Agreement") whereby Holdings
                                    ------------------------
agreed to issue to the Executive 1,286.211 shares of Holdings' par value $.001 per share Class A Common Stock ("Class A Common") pursuant to Holdings' Stock
                                 --------------
Option Plan; and

          WHEREAS, the Company and the Executive desire to amend and restate the Existing Employment Agreement and Stock Purchase Agreement and to provide certain further benefits to the Executive, including a payment to the Executive of $130,000, payable on his execution of this Agreement.

          NOW, THEREFORE, in consideration of the mutual undertaking contained herein, the parties hereto amend and restate in their entirety the Existing Employment Agreement and the Stock Purchase Agreement by agreeing as follows:

          1.  Definitions.  As used herein, the following terms shall have the
              -----------
following meanings.

          "Board" means the board of directors of Holdings and/or the Company,
           -----
as the context permits or requires.

          "Cause" means (i) a breach of this Agreement by the Executive, (ii) a
           -----
breach of the Executive's duty of loyalty to Holdings, the Company and their respective Subsidiaries, (iii) the Executive's continued failure to perform any of his other duties as an employee of Holdings, the Company and their respective Subsidiaries, (iv) the commission by the Executive of a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of Holdings, the Company or any of their respective Subsidiaries, or
(v) the Executive's action, inaction or a series of actions or inactions in respect of any conduct relating to the business of the Company which has had or could reasonably be expected to have a materially detrimental effect on the business or financial condition of the Company. For purposes hereof, the Executive shall be deemed to have committed an act if, based upon the Company's investigation of the facts, the Board reasonably concludes that he committed such an act and provides the Executive with a notice identifying such acts.

          "EBIT" means Holdings' net income (after deducting any Bonus paid
           ----
pursuant to Section 2(b)(ii) plus (i) interest expense paid in cash by Holdings
                             ----
and its Subsidiaries, and (ii) any provision for income and franchise taxes included in such net income, deducted in determining such net income, for the trailing twelve months ending on the date of determination, in each case determined on a consolidated basis in accordance with GAAP; provided, that the
                                                            --------
calculation of EBIT shall be adjusted on mutually satisfactory terms in the event that Holdings or any of its subsidiaries consummates a merger or acquisition by purchase or otherwise with or of all or any substantial part of the business, capital stock or asset of any Person so that EBIT continues to reflect the growth of Holdings, without taking into account the acquired business.

          "Executive Shares" means any of the 1,286.211 shares of Class A Common
           ----------------
issued pursuant to the Stock Purchase Agreement and includes any other securities of Holdings or the Company into which such stock is converted or exchanged or which is issued or issuable with respect thereto by way of dividend or stock split or in connection with any combination, recapitalization, merger, consolidation or other reorganization.

          "GAAP" means U.S. generally accepted accounting principles as in
           ----
effect on the date hereof, applied in a manner consistent with Holdings' accounting practices and procedures as at the date hereof.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Sale of the Company" means (i) the sale of all or substantially all
           -------------------
of the Company's assets (determined on a consolidated basis) or the sale of capital stock of Holdings or the Company to a third party or affiliated group of third parties pursuant to which such party or parties acquire the power to elect a majority of Holdings' or the Company's board of directors (whether by merger, consolidation or sale or transfer of Holdings' or the Company's capital stock) which, in either case, results in a substantial diminution of the responsibilities of the Executive; or (ii) any transaction that results in the ownership by Citicorp Venture Capital, Ltd. of less than 35% of the common stock of Holdings or the Company determined on a fully diluted basis.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

          2.  Employment.
              ----------

          The Company and the Executive agree that the Existing Employment Agreement shall be amended and restated in its entirety hereby and Holdings and the Company each agrees to employ the Executive, and the Executive hereby accepts employment with each of Holdings and the Company, upon the terms and conditions set forth in this agreement for the period beginning on the date hereof and ending as provided in Section 2(c)(i) (the "Employment Period"). The
                                                       -----------------
Executive represents and warrants to Holdings and the Company that there are no agreements or arrangements, whether written or oral, in effect which would prevent him from rendering services to Holdings or the Company or which would be violated as a result of his performance hereunder in accordance with the terms hereof.

          (a) Position and Duties.
              -------------------

          (i) During the Employment Period, the Executive shall serve as Chief Executive Officer and President or Chairman of each of Holdings and the Company under the supervision and direction of the respective Boards of Holdings and the Company.

          (ii) The Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of Holdings, the Company and their respective Subsidiaries including, but not limited to, their day to day operations. The Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

          (b) Base Salary and Benefits.
              ------------------------

          (i) During the Employment Period, the Executive's base salary shall be $400,000 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments
           -----------
in accordance with the Company's general payroll practices and shall be subject to customary withholding.

          (ii) During the Employment Period, the Executive will be eligible for an annual bonus ("Bonus") for each fiscal year ending on or after December 31,
                  -----
1996 equal to the percentage of EBIT for such fiscal year set forth below:

EBIT FOR ANY FISCAL YEAR             BONUS
---------------------------------------------------
less than or equal to       0%
 $10,000,000
---------------------------------------------------
Over $10,000,000            8% of EBIT in excess
                            of $10,000,000
---------------------------------------------------

Notwithstanding the foregoing, no Bonus shall in any event (i) exceed $800,000 for any fiscal year or (ii) be payable if any event of default or default shall have occurred (and shall not have been cured or waived) with respect to any material contracts, agreements, loans or other instruments relating to any indebtedness of Holdings or any of its Subsidiaries. A provisional payment of $33,000.00 shall be made in respect of the Bonus at the end of each month during the Employment Period. To the extent the Bonus in any year exceeds the aggregate of such payments made during that year, a payment equal to such excess shall be made by the Company to the Executive within fifteen (15) days of the calculation of the Bonus for the relevant year. To the extent that the Bonus in any year is less than the aggregate of such payments made during that year, a payment equal to such deficiency shall be made by the Executive to the Company within fifteen (15) days of the calculation of the Bonus.

          (iii) In addition to the Base Salary and any Bonus payable to the Executive pursuant to this Section 2(b), the Executive shall be entitled during the Employment Period to reimbursement of up to an amount of $25,000.00 per annum for reasonable business expenses incurred by the Executive in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time and subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (iv) The Loan made to the Executive pursuant to Section 3(g) of the 1994 Agreement (the "Loan") shall continue notwithstanding the restatement of
                     ----
the 1994 Agreement and the Existing Employment Agreement. The Loan shall bear simple interest at the lowest rate in effect pursuant to Internal Revenue Service requirements so as to preclude the Loan from bearing imputed interest. The Loan shall be (i) due and payable in full on the last day of the Employment Period, or, if the Company and the Executive extend the Employment Period, the last day of such extended Employment Period, but in no event later than the tenth anniversary of the Existing Employment Agreement; and (ii) shall be forgiven if the Executive is still in the employ of the Company on such tenth anniversary, notwithstanding the provisions of clause (i) above. The Executive shall bear and pay any Federal, State and local income taxes payable by him in respect of such forgiveness.

          (c) Term and Severance.
              ------------------

          (i) Term.  The Employment Period shall end on January 1, 2001, subject
              ----
to earlier termination (x) by reason of Executive's death or permanent disability, or voluntary termination by the Executive pursuant to Section 2(c)(v) below or (y) by resolution of the relevant Board, with or without Cause.

          (ii) Termination Without Cause.  If the Employment Period is
               -------------------------
terminated by Holdings or the Company without Cause, the Executive shall be entitled to a pro-rated portion of the Bonus based upon the number of days actually employed during the fiscal year in which such termination occurred and shall receive as severance compensation his Base Salary and other benefits (including any Bonus) for twelve (12) months following the date of such termination.

          (iii)  Termination for Cause.  If the Employment Period is terminated
                 ---------------------
by Holdings or the Company for Cause, the Executive shall be entitled to retain any provisional payments received by him prior to termination in respect of the Bonus in the year of termination but shall not be entitled to any further payment in respect of the Bonus for that year or to any severance compensation of any kind.

          (iv) Death or Disability.  If the Executive's employment is terminated
               -------------------
as a result of his disability or death, the Company shall pay to the Executive or his estate, as applicable, (i) all previously earned and accrued Base Salary,
(ii) a pro-rated portion of the Bonus based upon the number of days actually employed during the fiscal year in which such termination occurred, and (iii) his monthly Base Salary as of his termination date for a period of three additional months.

          (v) Resignation.  The Executive agrees that no severance compensation
              -----------
shall be payable in the event of termination by resignation; provided that the
                                                             --------
Executive shall be entitled to a pro-rated portion of the Bonus based upon the number of days actually employed during the fiscal year in which such termination occurred. The Executive may terminate his employment with Holdings and the Company at any time during the Employment Period upon twelve months' prior written notice to the Board. During the twelve month period after such notice, the Executive shall continue his employment in accordance herewith until an actual termination date as notified to the Executive by the Board which date shall be no later than the last day of such twelve-month period. The Executive shall obtain the agreement of any Person offering to employ him any time during the period prior to his termination under this Section 2(c)(v), that, and the Executive agrees that, during such period, that Person shall not disclose to third parties, including any of its employees who do not then have an immediate need to know, that it has hired the Executive.

          (vi) Sale of the Company.  On the occurrence of one of the events
               -------------------
described in sub-paragraph (i) of the definition of Sale of the Company, the Executive shall be entitled to a pro-rated portion of the Bonus based on the number of days of the fiscal year prior to the occurrence of such Sale of the Company and shall receive as severance compensation his Base Salary and other benefits (including any Bonus) for twelve months following the date of such Sale of the Company.

          (vii)  No Further Obligations.  The Executive acknowledges that,
                 ----------------------
provided that Holdings has complied with all of its obligations as provided herein, the payments referred to in this Section 2(c) constitute the only payments which the Executive shall be entitled to receive from

Holdings or the Company hereunder in the event of any termination of his employment and that except for such payments neither Holdings nor the Company shall have any further liability or obligation to him (or his legal representative, as the case may be) hereunder or otherwise in respect of his employment.

          3. Stock.
             -----

          (a) Issuance.  In exchange for $37,500.00 (the "Purchase Price") paid
              --------                                    --------------
in cash by the Executive on May 31, 1997, Holdings has issued in the Executive's name a stock certificate representing the Executive Shares, such stock certificate to be held by Holdings until the Final Vesting Date (as defined in Section 3(b)) whereupon a certificate representing that number of the Executive Shares which have vested will be delivered to the Executive.

          (b) Vesting/Forfeiture. The Executive became entitled to one third of
              ------------------
the Executive Shares on March 10, 1997 and shall be further entitled to:

          (i) one third of the Executive Shares on the date on which the Company's annual audited financial statements become available for the 1997 fiscal year if and only if EBIT in that year was in excess of $17,348,000.00; and

          (ii) one third of the Executive Shares on the date on which the Company's annual audited financial statements become available for the 1998 fiscal year if and only if EBIT in that year was in excess of $18,966,400.00.

The Executive Shares to which the Executive is entitled pursuant to the preceding sentence shall vest, as to 50% of such shares, on the first day on which the Company's annual audited financial statements become available for the 1998 fiscal year and as to the remaining 50% one year thereafter (the "Final Vesting Date"); provided, that in the event the Executive resigns voluntarily or
                --------
is terminated for Cause prior to the Final Vesting Date, Holdings may repurchase any Executive Shares then vested at their fair market value as determined by the Board of Holdings in good faith and no further Executive Shares shall vest. The Executive shall have no participation in the Board's decision with respect to any repurchase hereunder.

          (c) Accelerated Vesting.  Notwithstanding the provisions of Section
              -------------------
3(b), 100% of the Executive Shares shall vest: (i) for the benefit of the Executive's estate in the event of the Executive's death; (ii) on a Sale of the Company; and (iii) on an initial public offering of Holdings' or the Company's common stock.

          (d) Various Acknowledgments.  The Executive agrees that the Executive
              -----------------------
Shares shall constitute "Stockholder Shares" for purposes of the Stockholders Agreement entered into among Holdings and its stockholders on December 14, 1995 and "Investor Registerable Securities" for purposes of the Registration Rights Agreement entered into by the same parties on the same date and that such Executive Shares shall be subject to the terms and conditions of each such agreement.

The Executive understands and acknowledges that federal and state securities laws govern and restrict his right to offer, sell or otherwise dispose of any Executive Shares unless his offer, sale or other disposition thereof is registered under the Securities Act and state securities laws or, in the opinion of Holding's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. The Executive Shares are personal to the Executive and are not transferable by the Executive other than by will or the laws of descent and distribution. The Executive agrees that he will not offer, sell or otherwise dispose of any Executive Shares in any manner which would: (i) require Holdings to file any Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause Holdings to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. The Executive Shares will bear such legends as Holdings deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

          4.  Confidential Information. The Executive acknowledges that the
              ------------------------
information, observations and data obtained by him while employed by Holdings concerning the business or affairs of Holdings or any of its Subsidiaries ("Confidential Information") are the property of Holdings or such Subsidiary.
--------------------------
The Executive agrees that he will not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions to act. The Executive shall deliver to the Company at the termination of such Executive's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of Holdings or any Subsidiary which he may then possess or have under his control.

          5.  Inventions and Patents.  The Executive agrees that all inventions,
              ----------------------
innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to Holdings' or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive while employed by Holdings or any of its Subsidiaries ("Work Product") belong to Holdings or such Subsidiary. The
               ------------
Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Executive's employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          6.  Noncompete, Nonsolicitation.
              ---------------------------

          (a) The Executive acknowledges that in the course of his employment with the Company and its Subsidiaries he has become familiar, and he will become familiar, with the Company's and its Subsidiaries' trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company and its

Subsidiaries. Therefore, the Executive agrees that, during the time he is employed by the Company and its Subsidiaries and for (i) three years after any voluntary termination or termination for Cause of the Executive's employment or
(ii) 18 months after any termination without Cause of the Executive's employment (the "Noncompete Period"), he shall not directly or indirectly own, manage,
      -----------------
control, participate in, consult with, render services for, or in any manner engage in any business (including by himself or through any other entity) competing with the businesses of the Company or its Subsidiaries as such businesses exist or are in process on the date of the termination of the Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit the Executive from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.

          (b) During the Noncompete Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person (other than persons employed in a clerical or non-professional position) who was an employee of the Company or any Subsidiary within the six month period preceding the date of such hiring, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

          (c) If, at the time of enforcement of this Section 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

          (d) In the event of a breach or a threatened breach by Executive of any of the provisions of this Section 6, the Company, in addition and supplementary to any other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof. Without limiting the Company's other remedies, in the event of the Executive's breach of any of the covenants in this Section 6, the Company will have no obligation to pay any of the amounts payable by it pursuant to Section 2.

          7.  Notices.  All notices, demands or other communications to be given
              -------
or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

          To Holdings or the Company:

               Glenoit Mills, Inc.
               111 West 40th Street
               New York, NY 10018
               Attention:  Secretary
               Fax No.: (212) 210-9444

          With a copy to:

               Citicorp Venture Capital, Ltd.
               399 Park Avenue
               14th Floor
               New York, NY  10043
               Attention:  Saleem Muqaddam
               Fax.:  (212) 888-2940

          With a copy to:

               Kirkland & Ellis
               153 East 53rd Street
               New York, NY  10022
               Attention:  Kirk A. Radke, Esq.
               Fax No.:  (212) 446-4900

          To the Executive:

               Thomas O'Gorman
               Fax No.:  (401) 849-0084

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

          8.   Miscellaneous.
               -------------

          (a) Survival. The representations and warranties made herein survive
              --------
the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (b) Severability.  Whenever possible, each provision of this Agreement
              ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) Complete Agreement.  As of the Effective Date, this Agreement
              ------------------
embodies the complete agreement and understanding among the parties and supersedes any prior under standings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d) Counterparts.  This Agreement may be executed in separate
              ------------
counterparts which taken together constitute one agreement.

          (e) Governing Law.  The construction, validity and interpretation of
              -------------
this Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          (f) Remedies.  Each of the parties hereto is entitled to enforce its
              --------
rights hereunder specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach hereof.

                               *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement as of the date first written above.


                              GLENOIT UNIVERSAL, LTD.


                              By: _______________________________________
                                  Its:



                              GLENOIT CORPORATION


                              By: _______________________________________
                                  Its:



                              THOMAS J. O'GORMAN


                              ___________________________________________